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                                                                     EXHIBIT 4.5


                                  GAMEFX, INC.
                             1997 STOCK OPTION PLAN

                              AMENDED AND RESTATED
                          NOTICE OF STOCK OPTION GRANT


__________________

__________________

__________________


          You have been granted an option, consisting of the Stock Option Agreement attached hereto as EXHIBIT A and this Notice of Stock Option Grant (together, the "Option") to purchase Common Stock of GameFx, Inc., (the "Company") as follows:

     Date of Grant                         _________________________________

     Vesting Commencement Date             _________________________________

     Option Price Per Share                _________________________________

     Total Number of Shares Granted        _________________________________

     Total Price of Shares Granted         _________________________________

     Type of Option                        ___ Incentive Stock Option

                                           ___ Nonqualified Stock Option

     Term/Expiration Date                  _________________________________

Exercise Schedule:

     This option may be exercised in whole or in part, in accordance with the Vesting Schedule set out below.

Vesting Schedule

     This option shall vest and become exercisable over a four year period with 25% (________) of the total number of Shares vesting on the first annual anniversary of the Vesting Commencement Date.

     Thereafter, monthly on the last day of each month, 1/36 (_______) of the



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     remaining number of Shares shall vest and become exercisable until fully vested. In the event of fractional Shares, the monthly number of Shares shall be adjusted accordingly to the nearest whole Share.

Termination Period:

     This option may be exercised for 90 days after termination of employment or consulting relationship except as set out in Sections 7 and 8 of the Stock Option Agreement (but in no event later than the Expiration Date).

Exercise of this Option requires the execution and delivery by Optionee of the Exercise Notice for Vested Shares attached hereto as Exhibit B and each of the other documents referred to therein.

     OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THIS OPTION IS EARNED ONLY BY CONTINUING CONSULTANCY OR EMPLOYMENT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE COMPANY'S 1997 STOCK OPTION PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT OR CONSULTANCY BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH HIS RIGHT OR THE COMPANY'S RIGHT TO TERMINATE HIS EMPLOYMENT OR CONSULTANCY AT ANY TIME, WITH OR WITHOUT CAUSE.

     Optionee acknowledges receipt of a copy of the Company's 1997 Stock Option Plan (the "Plan"), each of Exhibits A, B, C and D hereto and the GameFx Information Statement Describing the Transactions with Electronic Arts Inc. dated October 1, 1997 (the "Description of Transactions with EA"), and represents that he or she is familiar with the terms and provisions of the Plan, this Option, and such Exhibits. Optionee accepts this Option subject to all such terms and provisions. Optionee has reviewed the Plan, this Option and the Description of Transactions with EA in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option.

     By your signature and the signature of the Company's representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and the Stock Option Agreement, and the other Exhibits hereto, all of which are attached and made a part of this document.

OPTIONEE:                               GAMEFX, INC.,
                                        a Delaware corporation

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---------------------------------            By
Signature                                      ---------------------------------


---------------------------------            Title
Print Name                                        ------------------------------


                               CONSENT OF SPOUSE


     The undersigned spouse of _________________ has read and hereby approves the terms and conditions of the Plan and this Option. In consideration of the Company's granting his or her spouse the right to purchase Shares as set forth in the Plan and this Option, the undersigned hereby agrees to be irrevocably bound by the terms and conditions of the Plan and this Option and further agrees that any community property interest shall be similarly bound. The undersigned hereby appoints the undersigned's spouse as attorney-in-fact for the undersigned with respect to any amendment or exercise of rights under the Plan or this Option.




                                        ----------------------------------------
                                                   Spouse of Optionee


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                          EXHIBIT A TO NOTICE OF GRANT

                             STOCK OPTION AGREEMENT

          1. Grant of Option. GameFx, Inc., a Delaware corporation (the "Company"), hereby grants to the person (the "Optionee") named in the Notice of Grant, an option (the "Option") to purchase a number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price"), subject to the terms, conditions and definitions of the 1997 Stock Option Plan (the "Plan") adopted by the Company, which is incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Options Agreement.

          If designated in the Notice of Grant as an Incentive Stock Option, this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code.

          2.   Exercise of Option.

               (a) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement. In the event of Optionee's death, disability or other termination of Optionee's employment or consulting relationship, the exercisability of the Option is governed by the applicable provisions of the Plan and this Option Agreement.

               (b) Method of Exercise. This Option is exercisable only upon execution and delivery by Optionee of (i) an exercise notice, in the form attached to the Notice of Grant as Exhibit B (the "Exercise Notice"), which shall state the election to exercise the Option and the number of Shares in respect of which the Option is being exercised (the "Exercised Shares"), (ii) such other representations and agreements as to the holder's investment intent with respect to the Exercised Shares as may be required by the Company pursuant to the provisions of the Plan, including the Investment Representation Statement in the form attached to the Notice of Grant as EXHIBIT C and (iii) each of the Stockholders Agreement in the form attached to the Notice of Grant as EXHIBIT D and the Proxy in the form attached thereto. The Exercise Notice shall be signed by the Optionee and, if the Optionee is married, by the Optionee's spouse, and shall be delivered in person or by certified mail to the Secretary of the Company. The Exercise Notice shall be accompanied by payment of the Aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised only upon receipt by the Company of fully executed originals of each of the documents referred to in clauses (i), (ii) and (iii) above accompanied by such aggregate Exercise Price.



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                      No Shares shall be issued pursuant to the exercise of this
Option unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange upon which the Shares are then listed. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

               3. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

                      (a) cash; or

                      (b) check; or

                      (c) such other consideration as is indicated on the Notice of Grant.

               4. Optionee's Representations. In the event the Shares purchasable pursuant to the exercise of this Option have not been registered under the Securities Act of 1933, as amended, at the time this Option is exercised, Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company his Investment Representation Statement in the form attached to the Notice of Grant as EXHIBIT C.

               5. Restrictions on Exercise. This Option may not be exercised until such time as the Plan has been approved by the Stockholders of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under Part 207 of Title 12 of the Code of Federal Regulations ("Regulation G") as promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

                      Termination of Relationship. In the event of termination of Optionee's consulting relationship or Continuous Status as an Employee, Optionee may, to the extent otherwise so entitled at the date of such termination (the "Termination Date"), exercise this Option during the Termination Period set out in the Notice of Grant. To the extent that Optionee was not entitled to exercise this Option at the date of such termination, or if Optionee does not exercise this Option within the time specified herein, the Option shall terminate.

               7. Disability of Optionee. Notwithstanding the provisions of
Section 6 above, in the event of termination of Optionee's Continuous Status as an Employee as a result of disability (as determined by the Board in accordance with the policies of the Company), Optionee may, but only within six (6) months from the date of termination of employment (but in no event later than the date of expiration of the term of this Option as set forth in Section 10 below), exercise the Option to the extent otherwise so entitled at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the

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        date of termination, or if Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

                      8. Death of Optionee. In the event of the death of Optionee, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the date of expiration of the term of this Option as set forth in Section 10 below), by Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee could exercise the Option at the date of death.

                      9. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by him. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

                      10. Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option. The limitations set out in Section 7 of the Plan regarding Option terms and Options granted to more than ten percent (10%) stockholders shall apply to this Option.

                      11. Governing Law Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of California excluding that body of law pertaining to conflicts of law. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

                      12. Tax Consequences. Some of the federal and California tax consequences relating to this Option, as of the date of this Option, are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

                             (a) Exercising the Option.

                                   (i) Nonqualified Stock Option ("NSO"). If
this Option does not qualify as an ISO, the Optionee may incur regular federal income tax and California income tax liability upon exercise. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Exercised Shares on the date of exercise over their aggregate Exercise Price. If the Optionee is an employee, the Company will be required to withhold from his or her compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

                                   (ii) Incentive Stock Option ("ISO"). If this
Option qualifies as an ISO, the Optionee will have no regular federal income tax or California income tax liability upon its exercise, although the excess, if any, of the fair market value of the Exercised Shares



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on the date of exercise over their aggregate Exercise Price will be treated as an adjustment to the alternative minimum tax for federal tax purposes and may subject the Optionee to alternative minimum tax in the year of exercise.

                        (b)  Disposition of Shares.

                                   (i) NSO. If the Optionee holds NSO Shares for
at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

                                   (ii) ISO. If the Optionee holds ISO Shares
for at least one year after exercise and two years after the grant date, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes. If the Optionee disposes of ISO Shares within one year after exercise or two years after the grant date, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of-the excess, if any, of the lesser of the difference between the fair market value of the Shares acquired on the date of exercise and the aggregate Exercise Price, or the difference between the sale price of such Shares and the aggregate Exercise Price.

                      (c) Notice of Disqualifying Disposition of ISO Shares. If the Optionee sells or otherwise disposes of any of the Shares acquired pursuant to an ISO on or before the later of the date two years after the grant date, or the date one year after the exercise date, the Optionee shall immediately notify the Company in writing of such disposition. The Optionee agrees that he or she may be subject to income tax withholding by the Company on the compensation income recognized from such early disposition of ISO Shares by payment in cash or out of the current earnings paid to the Optionee.








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                          EXHIBIT B TO NOTICE OF GRANT

                        EXERCISE NOTICE FOR VESTED SHARES

GameFx, Inc.
645A Massachusetts Avenue
Arlington, MA 02174
Attention: Secretary

               1. Exercise of Option. Effective as of today, _________________, 19__, the undersigned ("Optionee") hereby elects to exercise Optionee's option to purchase _______________ shares of the Common Stock (the "Shares") of GameFx, Inc. (the "Company") under and pursuant to the Company's 1997 Stock Option Plan, as amended (the "Plan"), and the Notice of Grant, and the [ ]Incentive[ ] Nonqualified Stock Option Agreement dated _____________ (together, the "Option").

               2. Representations of Optionee. Optionee acknowledges that Optionee has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions. Optionee represents that Optionee is purchasing the Shares for Optionee's own account for investment and not with a view to, or for sale in connection with, a distribution of any of such Shares and Optionee has read, understood and executed the Investment Representation Statement attached as Exhibit C to the Notice of Grant.

               3. Compliance with Securities Laws; Federal Restrictions on Transfer. Optionee has read and executed the Investment Representation Statement attached as Exhibit C to the Notice of Grant. Optionee represents that he or she understands the matters set forth in the Investment Representation Statement and that he or she is purchasing the Shares subject to the restrictions and limitations set forth in that document.

               4. Buyout Option of Electronic Arts Inc.: Execution of Stockholders Agreement. Optionee acknowledges that Optionee has received, read and understood the Description of the Transactions with Electronic Arts Inc. ("EA") and the Stockholders Agreement in the form attached as Exhibit D to the Notice of Grant and agrees to abide by and be bound by the terms and conditions of the Stockholders Agreement. Optionee understands that Optionee is agreeing to sell the shares being purchased hereby to EA upon the exercise by EA, if ever, of its option to acquire all of the outstanding shares of the Company's stock and that the aggregate consideration received by all securityholders of the Company for such purchase of all of the Company's outstanding shares and the assumption by EA, or cancellation, of all options outstanding under the Plan shall be not less than an aggregate of $6,000,000 and not more than an aggregate of $12,000,000 as more fully described in the Description of the Transactions with EA. Optionee delivers herewith an

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executed counterpart signature page to the Stockholders Agreement attached as
Exhibit D to the Notice of Grant and an executed Proxy in favor of EA in the form attached thereto.

               5. Right of First Refusal. Before any Shares held by Optionee or any transferee (either being sometimes referred to herein as the "Holder") may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section (the "Right of First Refusal").

                      (a) Notice of Proposed Transfer. The Holder of the Shares shall deliver to the Company a written notice (the "Sale Notice") stating: (i) the Holder's bona fide intention to sell or otherwise transfer such Shares; (ii) the name of each proposed purchaser or other transferee ("Proposed Transferee");
(iii) the number of Shares to be transferred to each Proposed Transferee; and
(iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Shares (the "Offered Price"), and the Holder shall offer the Shares at the Offered Price to the Company or its assignee(s).

                      (b) Bona Fide Transfer. Within ten (10) days after receipt of the Sale Notice, the Company shall determine the bona fide nature of the proposed voluntary transfer and give the Optionee written notice of the Company's determination. If the proposed transfer is deemed not to be bona fide, the Optionee shall be responsible for providing additional information to the Company to show the bona fide nature of the proposed transfer. The Company shall have the right to demand further assurances from the Optionee and the Proposed Transferee (in a form satisfactory to the Company) that the Sale Notice fully and accurately sets forth all of the terms and conditions of the proposed transfer, including, without limitation, assurance that the Sale Notice fully and accurately sets forth the consideration actually to be paid for the Shares and all transactions, directly or indirectly, between the parties which may have affected the price the Proposed Transferee was willing to pay for the Shares.

                      (c) Exercise of Right of First Refusal by Company. In the event that the proposed transfer is deemed to be bona fide, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (c) below. Such written notice may be given within thirty (30) days after receipt of the Sale Notice.

                      (d) Purchase Price. The purchase price ("Purchase Price") for the Shares purchased by the Company or its assignee(s) under this Section shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Company in good faith.

                      (e) Payment. Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within sixty (60) days after receipt of the Sale


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Notice, in the manner and at the times set forth in such notice.

                      (f) Holder's Right to Transfer. If all of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s), then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within one hundred twenty (120) days after the date of the Notice and provided further that any such sale or other transfer is effected in accordance with any applicable securities laws and the Proposed Transferee agrees in writing that the provisions of this Section shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

                      (g) Exception for Certain Family Transfers. Anything to the contrary contained in this Section notwithstanding, the transfer of any or all of the Shares during the Optionee's lifetime or on the Optionee's death by will or intestacy to the Optionee's immediate family or a trust for the benefit of the Optionee's immediate family shall be exempt from the provisions of this Section. "Immediate Family" as used herein shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister. In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Section, and there shall be no further transfer of such Shares except in accordance with the terms of this Section.

                      (h) Transfers Not Subject to the Right of First Refusal. The Right of First Refusal shall not apply to any transfer or exchange of the shares acquired pursuant to the exercise of the Option if such transfer is in connection with a Change in Capitalization, as described in Section 13 of the Plan. If the consideration received pursuant to such transfer or exchange consists of stock of a Parent or Subsidiary, such consideration shall remain subject to the Right of First Refusal unless the provisions of paragraph 4(j) result in a termination of the Right of First Refusal.

                      (i) Assignment of the Right of First Refusal. The Company shall have the right to assign the Right of First Refusal at any time, whether or not the Optionee has attempted a transfer, to one or more persons as may be selected by the Company,

                      (j) Early Termination of the Right of Refusal. The other provisions of this paragraph 4 notwithstanding, the Right of First Refusal shall terminate, and be or no further force and effect upon (i) a merger of the Company or transaction in which over 80% of the voting power of the Company is transferred and following which the stockholders of the Company have less then 20% of the voting power or the resulting or combined entity and shall not apply with respect to shares sold in such offering or acquisition, or (ii) the existence of a public market for the class of shares subject to the Right of First Refusal. A "public market" shall be deemed to exist if (x) such stock is listed on a national securities exchange (as that term is used in the Exchange
Act) or (y) such stock is traded on the over-the-counter market and prices therefor are published daily on business days in a recognized financial journal.


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               6. Rights as Stockholder. Subject to the terms and conditions of this Agreement, Optionee shall have all of the rights of a stockholder of the Company with respect to the Shares from and after the date that Optionee delivers full payment of the Exercise Price until such time as Optionee disposes of the Shares or the Company and/or its assignee(s) exercises the Right of First Refusal hereunder. Upon such exercise, Optionee shall have no further rights as a holder of the Shares so purchased except the right to receive payment for the Shares so purchased in accordance with the provisions of this Agreement, and Optionee shall forthwith cause the certificate(s) evidencing the Shares so purchased to be surrendered to the Company for transfer or cancellation.

               7. Tax Consultation. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee's purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

               8. Restrictive Legends and Stop-Transfer Orders.

                     (a) Legends. Optionee understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by state or federal securities laws:

                     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

                     THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND RIGHT OF FIRST REFUSAL OPTIONS HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE EXERCISE NOTICE BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.

                     IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR


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                      WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE
                      STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

                      THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, EXCHANGED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THE STOCKHOLDERS AGREEMENT DATED AS OF October ___, 1997, AS IT MAY BE AMENDED, AMONG ELECTRONIC ARTS INC., THE REGISTERED HOLDER OF THIS CERTIFICATE, AND THE OTHER STOCKHOLDERS OF THE ISSUER, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER.

                      Optionee understands that transfer of the Shares may be restricted by Section 260.141.11 of the Rules of the California Corporations Commissioner, a copy of which is attached to the Investment Representation Statement (Exhibit C to the Notice of Grant).

                      (b) Stop-Transfer Notices. Optionee agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

                      (c) Refusal to Transfer. The Company shall not be required
(i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

                      (d) Market Standoff Agreement. Optionee agrees, in connection with the Company's initial underwritten public offering of the Company's securities, (1) not to sell, make short sale of, loan, grant any options for the purchase of, or otherwise dispose of any shares of Common Stock of the Company held by Optionee (other than those shares included in the registration) without the prior written consent of the Company or the underwriters managing such initial underwritten public offering of the Company's securities for one hundred eighty (180) days from the effective date of such registration, and (2) further agrees to execute any agreement reflecting (1) above as may be requested by the underwriters at the time of the public offering; provided however that the officers and directors of the Company who own the stock of the Company also agree to such restrictions.

               9. Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

               10. Interpretation. Any dispute regarding the interpretation of this

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
Agreement shall be submitted by Optionee or by the Company forthwith to the Company's Board of Directors or the committee thereof that administers the Plan, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board or committee shall be final and binding on the Company and on Optionee.

         11. Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware excluding that body of law pertaining to conflicts of law. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

         12. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

         13. Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

         14. Delivery of Payment. Optionee herewith delivers to the Company the full Exercise Price for the Shares.

         15. Third Party Beneficiary. EA is an intended third party beneficiary of this Agreement. Optionee and the Company agree that the terms of this Agreement may be enforced by EA.

         16. Entire Agreement. The Plan, the Notice of Grant, and each of the exhibits thereto, including the Option Agreement, are incorporated herein by reference. This Agreement, the Plan and the Notice of Grant, and each of the exhibits thereto, including the Option Agreement, constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and is governed by Delaware law except for that body of law pertaining to conflict of laws.

Submitted by:                           Accepted by:

PURCHASER:                              GAMEFX, INC.
                                        a Delaware corporation

                                        By
----------------------------------          ------------------------------------
(Signature)                             Its
                                            ------------------------------------


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
Address                                 Address

_________________________________       645A Massachusetts Avenue
_________________________________            Arlington, MA 02174
_________________________________


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                          EXHIBIT C TO NOTICE OF GRANT
                       INVESTMENT REPRESENTATION STATEMENT


OPTIONEE:         _____________________________________
COMPANY:          GameFx, Inc., a Delaware Corporation
SECURITY:         COMMON STOCK
AMOUNT:           ______________________________________
DATE:             ______________________________________

In connection with the purchase of the above-listed Securities, the undersigned Optionee represents to the Company the following:

           (a) Optionee is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the securities. Optionee is acquiring these securities for investment for Optionee's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

           (b) Optionee acknowledges and understands that the securities constitute "restricted securities" under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Optionee's investment intent as expressed herein. In this connection, Optionee understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Optionee's representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future. Optionee further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Optionee further acknowledges and understands that the Company is under no obligation to register the securities. Optionee understands that the certificate evidencing the securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company, a legend prohibiting their transfer without the consent of the Commissioner of Corporations of the State of California and any other legend required under applicable state securities laws.

         (c) Optionee is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of exercise of the Option by the Optionee, such exercise will be exempt from registration under the Securities Act. In the event the Company later becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter the securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including among other things: (1) the sale being made through a broker in an unsolicited "brokers transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934); and, in the case of an affiliate, (2) the availability of certain public information about the Company, and the amount of securities being sold during any three month period not exceeding the limitations specified in Rule 144(e), if applicable.

         In the event that the Company does not qualify under Rule 701 at the time of exercise of the Option, then the securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires among other things: (1) the resale occurring not less than one year after the party has purchased, and made full payment for, within the meaning of Rule 144, the securities to be sold; and, in the case of an affiliate, or of a non-affiliate who has held the securities less than two years, (2) the availability of certain public information about the Company, (3) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934), and (4) the amount of securities being sold during any three month period not exceeding the specified limitations stated therein, if applicable.

         (d) Optionee agrees, in connection with the Company's initial underwritten public offering of the Company's securities, (1) not to sell, make short sale of, loan, grant any options for the purchase of, or otherwise dispose of any shares of Common Stock of the Company held by Optionee (other than those shares included in the registration) without the prior written consent of the Company or the underwriters managing such initial underwritten public offering of the Company's securities for one hundred eighty (180) days from the effective date of such registration, and (2) further agrees to execute any agreement reflecting (1) above as may be requested by the underwriters at the time of the public offering; provided however that the officers and directors of the Company who own the stock of the Company also agree to such restrictions.

         (e) Optionee further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules

144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Optionee understands that no assurances can be given that any such other registration exemption will be available in such event.

                                        Signature of Optionee:


                                        ----------------------------------------

Date:_______________,  19__


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                          EXHIBIT D TO NOTICE OF GRANT
                             STOCKHOLDERS AGREEMENT

SEE EXHIBIT C TO INFORMATION STATEMENT



                                       18